Execution Version
Exhibit 10.2

This AMENDMENT NO. 1 (this “Amendment No. 1”), dated as of August 15, 2019 and entered into by and among Perrigo Finance Unlimited Company, a public unlimited company organized under the laws of Ireland (the “Revolving Borrower”), Perrigo Company PLC, a public limited company organized under the laws of Ireland (the “Company”), each lender party to the Credit Agreement (as defined below) as of the date hereof (each a “Lender” and, collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), amends and is made pursuant to that certain Revolving Credit Agreement, dated as of March 8, 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among the Revolving Borrower, the Company, the lenders from time to time party thereto, the Administrative Agent and the other agents party thereto.
W I T N E S S E T H :
WHEREAS, the Revolving Borrower has requested that the terms of the Credit Agreement be amended as set forth herein;
WHEREAS, by signing this Amendment No. 1, each Lender has consented to this Amendment No. 1 and to the amendments to the Credit Agreement described in Section 2 below.
NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:
1.Defined Terms; References. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein (including the recitals hereto) as defined therein. On and after the Amendment Effective Date (as defined below), each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 1.
2.Amendments. The Administrative Agent and each Lender hereby consent to amend the Credit Agreement as follows. Where applicable, deletions are indicated textually in the same manner as the following example: ~~stricken text~~ and additions are indicated textually in the same manner as the following example: double-underlined text.

(a)	Section 1.01 of the Credit Agreement is hereby amended by:

(i)	adding the following defined term in proper alphabetical order:
“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

(ii)	replacing the definition of “Bail-In Action” in its entirety with the following:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers.

(iii)	replacing the definition of “Bail-In Legislation” in its entirety with the following:
“Bail-In Legislation” means (i) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time and (ii) in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-Down and Conversion Powers contained in that law or regulation.

(iv)	adding the following defined terms in proper alphabetical order:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.19.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(v)	replacing the definition of “EEA Financial Institution” in its entirety with the following:
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

(vi)	Deleting the definition of “EEA Resolution Authority” in its entirety.

(vii)	Adding the following defined terms in proper alphabetical order:
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.19.
“Resolution Authority” means any body which has authority to exercise any Write-Down and Conversion Powers.
“Supported QFC” has the meaning assigned to it in Section 9.19.

“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
    “U.S. Special Resolution Regimes” has the meaning assigned to it in Section 9.19.

(viii)	replacing the definition of “Write-Down and Conversion Powers” in its entirety with the following:
“Write-Down and Conversion Powers” means (i) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule, (ii) in relation to any other applicable Bail-In Legislation, (x) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers, and (y) any similar or analogous powers under that Bail-In Legislation, and (iii) in relation to any UK Bail-In Legislation (x) any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers and (y) any similar or analogous powers under that UK Bail-In Legislation.

(b)	The final sentence of Section 3.07 of the Credit Agreement is hereby amended as follows:
“None of the proceeds from the Loans or Letters of Credit shall be used in any manner that directly or, to the knowledge of the Company or any of its Subsidiaries, indirectly, violates Anti-Corruption Laws and neither the Company nor any of its Subsidiaries shall use the proceeds from the Loans or Letters of Credit directly, or to the knowledge of the Company or any of the Subsidiaries, indirectly, or lent, contributed or otherwise made available to any Person (a) to fund any activities or business of or with any Person, or in any country or territory, that at the time of such funding, is an Embargoed Person or Sanctioned Country, to the extent that such transactions would be prohibited ~~by applicable~~ for a Person to comply with Sanctions or (b) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the credit facility hereunder).”

(c)	Section 5.08 of the Credit Agreement is hereby amended as follows:
“SECTION 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans and Letters of Credit will be used only for the purposes described in Section 3.12.  No part of the proceeds of any Loan or any Letter of Credit (i) will be used, whether directly or indirectly, for any purpose or in any manner that causes any Person to be in violation of Anti-Corruption Laws or otherwise entails a violation of any of the Regulations of the Board, including Regulations T, U and X or (ii) will be used directly, or to the knowledge of the Company or any of the Subsidiaries, indirectly, or lent, contributed or otherwise made available to any Person (a) to fund any activities or business of or with any Person, or in any country or territory, that at the time of such funding, is an Embargoed Person or Sanctioned Country, to the extent that such transactions would be prohibited ~~by applicable~~ for a Person to comply with Sanctions or (b) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the credit facility hereunder).”

(d)	Section 6.01(c) of the Credit Agreement is hereby amended as follows:
“(c) Indebtedness resulting from loans permitted by Section 6.04 and Swap Agreements permitted by Section 6.04(i).”

(e)	Section 6.03 of the Credit Agreement is hereby amended as follows:
“SECTION 6.03 Fundamental Changes. The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, provided that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company or the Revolving Borrower in a transaction in which the Company or the Revolving Borrower, as applicable, is the surviving corporation, (ii) solely in connection with an internal restructuring, the Company or the Revolving Borrower may merge into or consolidate with (in one transaction or a series of transactions) any Subsidiary of the Company (whether existing prior to such merger or consolidation or created in connection therewith) or any holding company so long as the direct or indirect holders of the voting Equity Interests of such holding company immediately following such transaction are substantially the same as the holders of voting Equity Interests of the Company immediately prior to such transaction, in each case organized and existing under the laws of the United States, any State thereof or the District of Columbia; provided that in any such case, the successor entity shall, pursuant to documentation reasonably satisfactory to the Administrative Agent, executed and delivered to the Administrative Agent by such successor entity, expressly assume all of the Company’s or the Revolving Borrower’s obligations, as the case may be, under this Agreement and the other Loan Documents and cause to be delivered such other customary documentation reasonably requested by the Administrative Agent including a favorable opinion of counsel to such successor entity and information and documentation for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation (and upon such execution and delivery, such successor entity shall be the “Revolving Borrower” or “Company” hereunder, as applicable); provided, further, that each Guarantor shall, as a condition to such merger or consolidation, pursuant to documentation reasonably satisfactory to the Administrative Agent, reaffirm all of its obligations and liabilities under this Agreement and the Loan Documents (including, without limitation, its Guarantee), (iii) any Person (other than the Company or the Revolving Borrower) may merge into any Subsidiary (other than the Revolving Borrower) in a transaction in which the surviving entity is a Subsidiary, (~~iii~~iv) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary and (~~iv~~v) any Subsidiary (other than the Revolving Borrower) may liquidate or dissolve if the Company and the Revolving Borrower determine in good faith that such liquidation or dissolution is in the best interests of the Company and the Revolving Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Wholly-Owned Subsidiary of the Company and the Revolving Borrower immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.”

(f)	Section 6.09 of the Credit Agreement is hereby amended as follows:
“SECTION 6.09 Disposition of Assets. The Company will not, and will not permit any of its Subsidiaries to, sell, lease, license, transfer, assign or otherwise dispose of, whether in one or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries taken as a whole; provided that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, solely in connection with an internal restructuring, the Company or the Revolving Borrower may transfer all or substantially all of their assets (in one transaction or a series of transactions) to any Subsidiary of the Company (whether existing prior to such disposition or created in connection therewith) or any holding company so long as the direct or indirect holders of the voting Equity Interests of such holding company immediately following such transaction are substantially the same as the holders of voting Equity Interests of the Company immediately prior to such transaction, in each case organized and existing under the laws of the United States, any State thereof or the District of Columbia; provided that in any such case, the transferee entity shall, pursuant to documentation reasonably satisfactory to the Administrative Agent, executed and delivered to the Administrative Agent by such transferee entity, expressly assume all of the Company’s or the Revolving Borrower’s obligations, as the case may be, under this Agreement and the other Loan Documents and cause to be delivered such other customary documentation reasonably requested by the Administrative Agent including a favorable opinion of counsel to such transferee and information and documentation for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation (and upon such execution and delivery, such successor entity shall be the “Revolving Borrower” or “Company” hereunder, as applicable); provided, further, that each Guarantor shall, as a condition to such disposition, pursuant to documentation reasonably satisfactory to the Administrative Agent, reaffirm all of its obligations and liabilities under this Agreement and the Loan Documents (including, without limitation, its Guarantee).”

(g)	Section 9.04(a) of the Credit Agreement is hereby amended as follows:
“(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) other than as expressly permitted by Sections 6.03 and 6.09, the Revolving Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Revolving Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit or Swingline Lender that makes any Swingline Loan), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.”

(h)	Section 9.18 of the Credit Agreement is hereby replaced in its entirety with the following:

“SECTION 9.18 Acknowledgement and Consent to Bail-In . Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the parties hereto, each party hereto acknowledges and accepts that any liability of any party hereto to any other party hereto under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)    any Bail-In Action in relation to any such liability, including (without limitation):
(i)    a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)    a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)    a cancellation of any such liability; and
(b)    a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.”

(i)	The Credit Agreement is hereby amended by adding the following new Section 9.19:
“SECTION 9.19 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

3. Representations and Warranties; Loan Document. Each of the Revolving Borrower and the Company hereby represents and warrants that as of the date hereof (a) the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect is true and correct in all respects) on and as of such date, with the same effect as if made on and as of such date (other than those representations and warranties that by their terms expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing. This Amendment No. 1 is a “Loan Document,” as defined in the Credit Agreement.
4. Conditions.    The amendments contained in Section 2 of this Amendment No. 1 shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:
(a)The Administrative Agent shall have received counterparts of this Amendment No. 1 duly executed and delivered by the Revolving Borrower, the Company, each Lender and the Administrative Agent.
(b)The representations and warranties of each Loan Party set forth in Section 3 above are true and correct on and as of the Amendment Effective Date.
(c)The Revolving Borrower shall have paid all fees and expenses for which invoices have been presented on or prior to the Amendment Effective Date, including reasonable legal fees and disbursements of counsel to the Administrative Agent.
5. Continuing Effect; No Other Amendments or Modifications; Reaffirmation. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsection(s) of the Credit Agreement specified herein and shall not constitute an amendment or other modification of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or modify any other provisions of the Credit Agreement. Each of the Revolving Borrower and the Company hereby acknowledges and agrees that, after giving effect to this Amendment No. 1, except as expressly set forth in this Amendment No. 1, all of its respective obligations and liabilities under the Loan Documents (including, without limitation, the Guaranty executed by the Company) to which it is a party are reaffirmed, and remain in full force and effect. The execution, delivery and performance of this Amendment No. 1 shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.
6. Expenses. The Revolving Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment No. 1, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
7. Headings. Section headings herein and in the Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment No. 1 or any other Loan Document.
8. Counterparts. This Amendment No. 1 may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this

Amendment No. 1 by email or facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.
9. GOVERNING LAW. THIS AMENDMENT NO. 1 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. SECTIONS 9.09 AND 9.10 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN MUTATIS MUTANDIS.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

PERRIGO FINANCE UNLIMITED COMPANY, as the
Revolving Borrower

By:	/s/ Lou Cherico
Name: Lou Cherico
Title: VP, Treasurer

PERRIGO COMPANY PLC,
as the Company

By:	/s/ Raymond P. Silcock
Name: Raymond P. Silcock
Title: EVP and CFO

[Perrigo - Revolver Amendment No. 1]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Sabir Hashmy
Name: Sabir Hashmy
Title: Managing Director

[Perrigo - Revolver Amendment No. 1]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Sabir Hashmy
Name: Sabir Hashmy
Title: Managing Director

[Perrigo - Revolver Amendment No. 1]

HSBC Bank USA, N.A., as a Lender

By:	/s/ Elizabeth Peck
Name: Elizabeth Peck
Title: Director

[Perrigo - Revolver Amendment No. 1]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jordan Harris
Name: Jordan Harris
Title: Director

[Perrigo - Revolver Amendment No. 1]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Joseph L. Corah
Name: Joseph L. Corah
Title: Director

[Perrigo - Revolver Amendment No. 1]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Edward Pan
Name: Edward Pan
Title: Associate

[Perrigo - Revolver Amendment No. 1]

Citibank, N.A., as a Lender

By:	/s/ Eugene Yermash
Name: Eugene Yermash
Title: Vice President

[Perrigo - Revolver Amendment No. 1]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

[Perrigo - Revolver Amendment No. 1]

DEUTSCHE BANK AG NEW YORK BRANCH, as a
Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

[Perrigo - Revolver Amendment No. 1]

BNP PARIBAS, as a Lender

By:	/s/ John Bosco
Name: John Bosco
Title: Managing Director

By:	/s/ Michael Pearce
Name: Michael Pearce
Title: Managing Director

[Perrigo - Revolver Amendment No. 1]

FIFTH THIRD BANK, as a Lender

By:	/s/ Nathaniel E. Sher
Name: Nathaniel E. (Ned) Sher
Title: Senior Vice President

[Perrigo - Revolver Amendment No. 1]

ING Bank N.V., Dublin Branch, as a Lender

By:	/s/ Sean Hassett
Name: Sean Hasset
Title: Director

By:	/s/ Cormac Langford
Name: Cormac Langford
Title: Director

[Perrigo - Revolver Amendment No. 1]

Mizuho Bank, Ltd., as a Lender

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Authorized Signatory

[Perrigo - Revolver Amendment No. 1]

CITIZENS BANK, N.A., as a Lender

By:	/s/ Christopher DeLauro
Name: Christopher DeLauro
Title: Senior Vice President

[Perrigo - Revolver Amendment No. 1]

PNC Bank, National Association, as a Lender

By:	/s/ Zoila Baker
Name: Zoila Baker
Title: Vice President

[Perrigo - Revolver Amendment No. 1]

U.S. Bank National Association, as a Lender

By:	/s/ Joseph M. Schnorr
Name: Joseph M. Schnorr
Title: Senior Vice President

[Perrigo - Revolver Amendment No. 1]

SOCIETE GENERALE, as a Lender

By:	/s/ Kiberly Metzger
Name: Kimberly Metzger
Title: Director

[Perrigo - Revolver Amendment No. 1]

Bank Hapoalim B.M., as a Lender

By:	/s/ Maxine Levy
Name: Maxine Levy
Title: First Vice President

By:	/s/ Nurit Rom
Name: Nurit Rom
Title: Vice President, Israel Business Division

[Perrigo - Revolver Amendment No. 1]